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                                                                    EXHIBIT 23.4

                   [LETTERHEAD OF S. J. GALLINA & CO., LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated October 14, 1999, on the financial statements of Western Directional, Inc. for the year ended December 31, 1998 included in Quanta Services, Inc.'s Form 8-K dated on or about November 15, 1999 and to all references to our Firm included in this registration statement.

                                        /s/ S. J. GALLINA, LLP
                                        ----------------------------------
                                        S. J. GALLINA

S. J. Gallina & Co., LLP
Sacramento, California
November 15, 1999